EXHIBIT 10.7

                                    AGREEMENT

     This Agreement (this "Agreement") is made as of May 1, 2001, by and between
W. F. Young, Inc., a Massachusetts corporation having its principal office in East Longmeadow, Massachusetts ("W.F, Young"); and NutraGlo, Inc., a Nevada corporation having its principal office in Willows, California ("NutraGlo"). Wolcott Farms, Inc., a California corporation ('Wolcott Farms"), and NutraStar Incorporated, a Nevada corporation, ("Nutrastar"), are signatories to this Agreement for purposes of paragraphs (1)(D), (6)(E) and 11, 12, 13, 14, 15, 17 and 18 only-

                              PRELIMINARY STATEMENT

     NutraGlo has secured the exclusive right to use certain patents, trade secrets, and other proprietary information (the "Technology'") used or useful in the production of equine anti-inflammatory food supplements in all forms, including but not limited to powder forms (the "Products"). The Technology and the Products are more particularly described in Exhibit A, which is attached hereto and made a part hereof. NutraGlo's business is to manufacture, package, and ship items such as the Products. W. F. Young is experienced in the manufacture and distribution of items such as the Products,

     Pursuant to the telalis, conditions and limitations set forth herein, the parties hereto wish to establish a relationship pursuant to which;

     (A) W, F. Young will be the exclusive worldwide distributor for the Products;

     (B) NutraGlo shall manufacture. package and ship all of W, F. Young's requirements for the Products pursuant to the terms and conditions set forth herein; and

     (C) W. F. Young will have the right of first refusal to purchase the Technology in the event the Technology is proposed to be sold by NutraGlo in the future,

     In consideration of mutual promises contained herein, the parties hereto agree as follows:


     (1)  APPOINTMENT, TERRITORY AND STATUS OF THE DISTRIBUTORSHIP.

          Subject to the terms and conditions hereinafter set forth, NutraGlo hereby appoints W. F. Young to be the sole and exclusive worldwide distributor for the Products in all classes of trade and in all channels of distribution; provided that the distributorship shall become non-exclusive in the event W.F. Young fails to meet any of the minimum purchase requirements as set forth in paragraph (1)(B), for any period set forth herein. In connection with W. F. Young's appointment as distributor, the parties agree as follows:

          (A)     Sales Promotion. W. F. Young shall diligently and with all
                  ----------------
reasonable efforts promote the sale of the Products worldwide. The conditions and methods for W. F. Young's promotion and sale o f the Products shall be determined by W. F. Young in its sole discretion.

          (B)     Minimum Purchase Requirements. W.F. Young shall purchase the
                  ------------------------------
following minimum quantities of the Products: (i) 90,000 pounds on or before July 1, 2001 (the "Initial Purchase Order"), (ii) an additional 120.000 pounds before September I, 2002, (iii) 275,000 pounds between September 1, 2002 and August 31, 2003. and (iv) 350,000 pounds between September 1, 2003 and August 31, 2004. For purposes of this Agreement, a "purchase" shall be deemed to have occurred on the date that WY. Young makes payment on a Purchase Order.

          (C)     Minimum Purchase Orders. W.F. Young shall purchase the
                  ------------------------
Products in minimum quantities of 50,000 pounds.

          (D)     Referral of Orders. NutraGlo, Wolcott Farms, Inc., and/or
                  -------------------
Nutrastar, Inc., only shall sell the Products through W. P. Young, and any order received by NutraGlo or Nutrastar shall be referred to W. F. Young.


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
          (E)     Term. The term of the distributorship granted hereunder shall
                  ----
be as set forth in paragraph (9)(A) below.

          (F)     Transactions and Orders. All transactions under this Agreement
                  ------------------------
shall be executed in accordance with individual contracts of sale between NutraGlo and W. F. Young on a principal-to-principal basis. Neither party hereto shall rescind or amend any order or individual contract of sale which has been accepted by the other party without the written consent of the other party.

          (G)     Payment. Unless otherwise agreed by the parties in writing,
                  --------
payment by W. F. Young toNutraGlo shall . bemadeasfollows: (i) thirty percent (30%) of the purchase price of each Purchase Order shall be paid at the time the Purchase Order is accepted by NutraGlo, and ( ) seventy percent (70%) of the Purchase Price of each Purchase Order shall be paid net ten (10) days after W.
F. Young's receipt of the Products, provided that NutraGlo shall provide W. F. Young with a two percent (2%) cash discount.

     (2)  PRODUCT PRICING.

          (A)     Initial Price. The parties hereto agree that the price which
                  --------------
W. F. Young shall pay for the Products for orders placed before December 31, 2001, shall be equal to the sum of (i) $2.50 per pound (the "Material Price"),
(ii) the out-of-pocket cost of the packaging (unless W. F. Young, in its discretion, purchases the packaging and has such packaging delivered to NutraGlo). and (iii) the out-of-pocket cost of shipping the Products to the W.
F. Young distribution center (the "Product Price").

          (.B)     Price Changes On or before October 1st of each year, NutraGlo
                   --------------
may notify W. T. Young in writing of an adjustment to the Material Price for orders received on January 1 of the following year through June 30th of the following year. On or before March 31st of each year, NutraGlo may notify W. F. Young in writing of an adjustment to the Material Price for orders received on July 1st of the same year through December 31st of the same year. The Material Price may be adjusted only (a) to reflect the per unit increase or decrease in NutraGlo's direct cost for materials and components as such relate to the manufacture of the Products; or (b) to reflect the per unit increase or decrease in NutraGlo's reasonable increases in labor and overhead costs as such relate to the manufacture of the Products. In the event that, for the years beginning January 1, 2003 and January I, 2004 (and only for those years), the increases of the Material Price under subparagraphs (i) and (ii) above result in a Material Price increase of less than five percent (5%) over the prior calendar year, NutraGlo may increase the Material Price up to the difference between five percent (5%) and such increases effective January 1, 2003 or January 1, 2004, as the case nay be.

          (C) All notices of a change in the Material Price shall be accompanied by documentation sufficient to show the actual increases or decreases in costs as set forth above. Further, W. F. Young may request that NutraGlo provide further information to evidence such changes in costs. In the event that W. F. Young or NutraGlo do not agree that a Material Price change is warranted, the parties agree that the matter will be referred to a mutually acceptable independent certified public accountant for final resolution.

     (3)  PACKAGING.

          The parties hereto agree that the Products shall be packaged in accordance with the specifications set forth on Exhibit B, which is attached hereto and made a part hereof. All changes to the packaging shall be subject tQ the prior approval of NutraGlo, which approval shall not be unreasonably withheld, Notwithstanding anything contained herein to the contrary, the parties agree that all labels on the Products shall include a reference to NaeuralGlon, NutraGlo(R) and Ri.ceX(R) and that Wolcott Farms, Inc. and NutraGlo, as the case may be, hereby grant W. F. Young a non-exclusive license to use such terms and all trademarks related thereto on all labels and advertising materials for the Products during the term of this Agreement. The RiceX

Company shall provide W.F. Young with an acceptable non-exclusive license to use RiceX(R) in the form described in Exhibit C, which is attached hereto and made a part hereof. (4)

          INSPECTION AND TESTING.

          (A)     Tnspection. Before delivering the Products, NutraGlo shall
                  -----------
carefully inspect and test randomly selected samples from each batch for compliance with specifications set forth on Exhibit D (the "Product Specifications"), which is attached hereto and made a part hereof. NutraGlo, if so requested by W. F. Young, shall give W. F, Young reasonable notice of the making of such inspection or test and perrnit W. F. Young to be represented at the testing. NutraGlo shall keep proper records of all such inspections and tests and shall keep finished goods retain samples, stored at recognized room temperature and humidity conditions, from each production batch for one (1) year after the expiration date of said products or for three (3) years from the date of production for those products not requiring expiration dating so that W. F. Young can examine them when and if necessary. After the elapse of the aforementioned period(s). NutraGlo shall ship the samples to W. F. Young, freight collect, or after written authorization from W. F. Young, use other legal means to dispose of the samples of production batches.

          (B)     Access. W. F. Young shall have the right at all reasonable
                  -------
times to inspect the Products during man.uf aeture or processing where appropriate or while stored under the control of NutraGlo. If W. F. Young exercises such right, NutraGlo shall afford access to such plant facilities as may be reasonably necessary by W. F. Young.

          (C)     Recourse on. Defects. If, as a result of any inspection or
                  ---------------------
test of the Products by W. F. Young. on or before the expiration of stated shelf life of such products, it is determined that the Products are not in accordance with the Product Specifications as determined by a mutually acceptable third party, W. F. Young may, without prejudice to any other provision. reject and return the defective Products to NutraGlo at NutraGlo's expense and the Products must, within a reasonable period of time to be agreed upon in writing by the parties, be replaced by NutraGlo at its expense; provided, that NutraGlo is given prior notice of the defective Products and a reasonable opportunity to inspect the Products prior to the return to NutraGlo. In the event defective Products are to be returned to NutraGlo, NutraGlo shall have the option to direct the carrier on which the Products will be returned

     (5)   Representations and Warranties of W. F. Young.

           W. F. Young represents and warrants to NutraGlo as follows:

          (A)     Organization and Standing. It is a corporation duly
                  -------------------------
organized, validly existing and in good standing under the laws of the Commonwealthof Massachusetts;

          (B)     Power and Authority. It has the power and authority to
                  --------------------
execute, deliver and perform this Agreement and any Agreement executed in connection herewith;

          (C)     Binding Agreement. This Agreement has been duly executed and
                  ------------------
delivered by W. F. Young and is the legal. valid and binding obligation of W. F. Young, enforceable against W. F. Young in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' ri is generally, and except of the availability of specific performance, injunctive relief or other equitable remedies as subject to the discretion of the court before which any such proceeding therefore may be brought; and

          (D)     No Claim  to Technologv, It has no claim to the Technology or
                            --------------
the Products except as set forth in this Agreement.

      (6)  REPRESENTATIONS AND WARRANTIES OF NUTRAGLO.

           NutraGlo warrants to W. F. Young as follows:

          (A)     Organization and Standing. NutraGlo is a corporation duly
                  -------------------------
organized, validly existing and in good standing under the laws of the State of Nevada. It has the power and authority to own and lease the properties now owned or leased by it and to conduct its business.


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
          (B)     Power and Authority. It has the power and authority to
                  -------------------
execute, deliver and perform this Agreement and any Agreement executed in connection herewith.

          (C)     Binding Agreement. This Agreement has been duly executed and
                  ------------------
delivered by NutraGlo and is the legal, valid and binding obligation of it and enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except of the availability of specific performance, injunctive relief or other equitable remedies as subject to the discretion of the court before which any such proceeding therefore may be brought.

          (D)     Warranty of Products. NutraGlo warrants that all Products sold
                  ---------------------
hereunder (i) shall be of merchantable quality, free from defects in materials and workmanship and fit for their intended use, (ii) shall have a shelf life of two (2) years following the delivery of the Products to W. F. Young and no more than seven percent (7%) free fatty acid content at the end of such period, provided that the Products are packaged in pre-approved, sealed containers and stored in a cool, dry location, and (iii) shall be manufactured in accordance with applicable Federal, State and local laws, regulations and orders.

          (E)     Warranty of Title. NutraGlo warrants that the Technology and
                  ------------------
the Products do not infringe on any United States or foreign patent, or on any other right of any other person. NutraGlo indemnifies and holds W. F. Young harmless against any claim of infringement of patent or such other rights relating to the manufacture and the proper sale or proper use of the Technology and/or the Products, and shall bear all costs of expenses, including reasonable attorneys' fees arising from or related to any such claim; provided, that NutraGlo shall have the right to choose mutually acceptable legal counsel in the defense of any such claim As used herein, the term "claim" includes, without limitation, any claim for any temporary or permanent injunctive relief of any action for such infringement of patent or other such rights_


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
NutraStar warrants that they have exclusive rights to distribute nutraceutical products containing RiceX M Stabilized Rice Bran for Animal and Human industries.

          (F)     Warranty of Regulatory Compliance. NutraGlo represents and
                  ----------------------------------
warrants that the Products delivered to W. F. Young hereunder are fully acceptable for use under the rules and regulations of the United States Food and Drug Administration, United States Department of Agriculture and if applicable, that the manufacture of the Products complies with the Federal Food, Drug and Cosmetic Act of 1938, as amended, and all regulations and/or directives hereunder; and are ly acceptable and comply with state and local governmental regulations pertaining thereto.

     (7)     INDEMNIFICATION.

     Each party agrees to indemnify and hold the other party, its Directors, officers and agents, harmless from and against all losses, damages, expenses, and legal costs (including reasonable attorneys' fees) arising from breach of this Agreement by the other party. NutraGlo shall maintain product liability insurance with reputable and solvent insurance companies, providing protection against any incidents or occurrences which may lead to claims, demands, causes of action any other liabilities, including legal fees, caused by it or arising out of an alleged failure of the Products to conform to or be manufactured in accordance with the Product Specifications, in an amount not less than $25,000.00 per claim, naming W. F. Young as an additional insured. Each party shall provide the other party with a certificate of insurance to this effect, and indicating that the other party will have thirty (30) days' prior written notification of any termination, cancellation or amendment to such insurance coverage. Notwithstanding anything contained herein to the contrary, neither party shall be liable for indemnification pursuant to this Paragraph 7 unless the claim at issue is equal to or exceeds Twenty-five Thousand Dollars (525.000.00).


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
     (8)     RIGHT OF FIRST REFUSAL.

          In addition to any other right of W. F. Young to purchase the Technology contained herein, in the event that NutraGlo determines to sell any or all of its interests in the Technology during the term hereof to a third party other than NutraStar or any of its affiliates or to Wolcott Farms or any of its affiliates. For the purposes of this Section 8, "affiliate" shall mean any entity which is either owned fifty percent (50%) or more by either/ or NutraStar and Wolcott Farms, or which shares common ownership with either/ or NutraStar and Wolcott /Farms. W. F. Young shall have the right to purchase the Technology at the same price on the same terms and conditions as contained in any bona fide third-party offer to purchase such interest within thirty (30) days of delivery of NutraGlo's writtennotice thereof; which notice shall specify the price, terms and conditions of the third-party offer, and the identity of the offeror.

     (9)  TERM AND TERMINATION.

          (A)     Tenn, The initial term of this Agreement shall be for the
                  -----
three (3) year period, beginning on the date first written above and ending on August 31, 2004; After the expiration of the initial term, this Agreement shall automatically renew annually on. a calendar year basis for additional one (I) year terms; provided. however, either party may elect to terminate this Agreement for any reason after this Agreement has been in effect for at least two (2) calendar years by giving six (6) months' written notice to the other party prior to the automatic annual renewal. In the event of automatic renewal, the minimum purchase requirement for the Products shall be 350,000 pounds per I2-month period.

          (B)     Termination for Breach. In the event of a breach of this
                  -----------------------
Agreement. the non-breaching party shall have the right to terminate this Agreement by written notice to the other party in the event that the breaching party has failed to remedy a material fault after thirty (30) days' prior written notice of such default. Notwithstanding anything contained herein to the contrary, if for any reason NutraGlo is unable to supply W. F. Young's purchase requirements of the Products as set forth in paragraph (l)(B) herein during the term of this Agreement (a "Supply Breach"), NutraGlo shall be responsible, within thirty (30) days of written notice from W. F. Young for finding adequate replacement capacity of stabilized rice bran and yucca of the same quality and specifications required for W. F. Young to manufacture the Products or to have the Products manufactured for W. F.Young, and in quantities sufficient for W. l'. Young to manufacture the Products or to have the Products manufactured for
W. F. Young, with all costs of producing the Product (including the acquisition of the stabilized rice bran and yucca) to be charged to NutraGlo. If adequate replacement manufacturing capacity cannot be Found in such period of time, W. F. Young may find replacement stabilized rice bran and yucca capacity on its own, and charge any costs thereof to NutraGlo. In the event of a Supply Breach, W. F. Young may opt to terminate this Agreement by written notice to NutraGlo and, upon payment of all amounts due for Products ordered and delivered pursuant to this Agreement, and upon payment of an amount equal to the amount set forth IN Exhibit E, which is attached hereto and made a part hereof, W. F. Young shall be able to purchase a license relating to the Technology, exclusive to the Equine industry, as more fully set forth on Exhibit E.

          (C)     Mutual Termination. In the event that either party is unable
                  -------------------
to meet its obligations hereunder due to regulatory changes by any government or other agency having authority over the Products, this Agreement shall terminate upon written notice of one party to the other.

     (10) CONFIDENTIAL INFORMATION.

          (A) The parties acknowledge that, by reason of the discharge of their respective obligations pursuant to this Agreement, each party may be exposed to, become aware of, or otherwise acquire a knowledge of certain confidential and proprietary information of another party, including but limited to information, documentation, software (including but not limited to listings thereof and documentation related thereto). devices, cuslonler lists, trade secrets and the like (the "Confidential Information").

          (B) Each party acknowledges and agrees that the Confidential Information of any other party is proprietary to such other party and constitutes valuable trade secrets of such other party, and that any disclosure or unauthorized use thereof will cause irreparable harm and loss to such other party,

          (C) Each party hereto agrees to treat the Confidential Information of any other party in confidence and to undertake the following obligations with respect thereto;

               (i )     To use the Confidential Information solely within the
scope of its proposed or continuing business relationship with such other party;

               (ii) Not to copy, in whole or in part, the other party's Confidential Information, except as may be required in the normal discharge of its duties pursuant hereto;

               (iii) Not to disclose, in whole or IN. part, the other party's Confidential Information to any third party without the prior written consent of the other party.

               (iv) To limit the dissemination of the other party's Confidential Information only to those employees or agents who have a need to know in order to discharge such party's obligations hereunder; and

               (v) To return any Confidential Information of another party, including all copies and records thereof, to such othei party upon the other party's written request, or the termination of this Agreement.

     The confidentiality provisions contained herein are in addition to terms of a Mutual Non- Disclosure Agreement executed as of April 1, 1999, between and among W. F. Young and Wolcott Farms, and a Mutual Non-Disclosure Agreement executed as of April 18, 2001, between and among W. F. Young and Nutrastar. In the event of a conflict between the terms of this Agreement and the Mutual Non-Disclosure Agreement, the terms of this Agreement shall apply.

          (D) The parties agree that each, from time to time, upon written request of the other party, shall execute such documents or papers which Other party may deem necessary for the protection of its interest in the Confidential Information, including written assignments of patents, patents applications, trademarks or other proprietary information or trade secrets to other party.

          (E) The parties recognize that each is not employed by the other and that each may have a variety of other independent business relationships with other persons. The terms and conditions of this Agreement shall not apply to any discoveries, improvements, patents or trade secrets developed, or otherwise obtained in the course of such independent based business relationships.

     (11) NON-COMPETITION.

          W. F. Young, NutraGlo. NutraStar Incorporated and Wolcott Farms, Inc. agree that, during the term of this Agreement such parties will not, without the other party's prior consent, which may be withheld for any reason, directly or indirectly, alone or as a partner or joint venturer, director, employee, consultant, agent or independent contractor of any entity or business, engage in, or become involved in or assist any entity or business activity which is directly or indirectly engaged in competition in the United States with the sale of the Products in all classes of trade and in all distribution channels.

     (12) SURVIVAL.

          The restrictions and obligations of the parties under this Agreement shall survive any expiration, termination or cancellation of this Agreement, and shall continue to bind each party, successors, assigns, heirs, trustees, legal representatives and administrators.

     (13) NON-WAIVER.

          No delay or failure by either party to exercise any right under this Agreement


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shall constitute a waiver of that or any other right, unless otherwise expressly provided for herein.

     (14) SEVERABILITY.

          If any provision in this Agreement in any way violates the laws of any state or jurisdiction, such provision shall be deemed not to be a part of this Agreement in that jurisdiction, and the parties agree to remain bound by all remaining parts hereof

     (15) SUCCESSOR AND ASSIGNS.

          This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective heirs, administrators, executors, successors and assigns. The term "successor" shall include successors by merger or acquisition, including sale of stock or sale of assets.

     (16) W. F. YOUNG AFFILIATES.

          The Parties agree that any rights granted W. F. Young hereunder may be assigned, in whole or in part, from time to time, between and among W. F. Young and any affiliates of W. F. Young. For purposes of this Section 16, "affiliate" shall mean any entity which is either wholly owned by W. F. Young, or which shares common ownership with W. F. Young.

     (17) ENTIRE AGREEMENT.

          Except as set forth in the Mutual Non-Disclosure Agreements, this Agreement contains the entire Agreement of the parties hereto with respect to the subject matter hereof, and no change or modifications hereo r shall be valid unless made in writing, signed by all the parties hereto.

     (18) FORCE MAIEURE.
          --------------

     IF either party is rendered unable, in whole or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, such party shall give the other party written notice within ten (10) days of the force majeure, which written notice shall describe fully the force majeure. The party claiming force majeure shall use all reasonable diligence to remove the force majeure as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikers, lockouts, or other labor difficulties by the party involved, contrary to its business judgment as determined in its sole discretion. As used herein, the term "force majeure" shall mean circumstances beyond the reasonable control of the party claiming force rriaj eure, which prevent that party from performing hereunder and shall include, but not be limited to, fires, floods, strikes, lockouts or other industrial disturbances, accidents, shipping difficulties, embargoes, inadequate supply or labor or material, war, civil commotion, riots, acts of God or of the public enemy, orders, requests, regulations, recommendations, or instructions of any foreign or domestic government authority.

     (19) GOVERNING LAW, ARBITRATION,

          This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any dispute hereunder shall be settled by arbitration in New York, New York, pursuant to the rules of the American Arbitration Association. Any arbitration ruling issued pursuant to this Paragraph 17 may be enforced in any court of competent jurisdiction.


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
     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized represcntative.



W. F. Young, Inc.                         NutraGlo, Inc.
By: Tyler F. Young                        By:

     1k9-                                 /s/  Patricia McPeak
     ----                                 ----------------------------------

Its:     Chaiiz~z , President CEO         Its:    5/D'e tIT     047' 0

                                     gRIPO"

WITH RESPECT TO PARAGRAPHS (1)(D), (f)(E), 11, 12, 13, 14, 15, 17 and 18 ONLY:


Nutrastar, Inc.                           Wolcott Farms, Inc.
By:                                       By:


/s/  Patricia McPeak
----------------------------------        ----------------------------------
Its  President & CEO                      Its



                                       15
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                                    EXHIBIT A
                           TECHNOLOGY AND THE PRODUCTS

               [CONFIDENTIAL TREATMENT REQUESTED FOR THIS EXHIBIT]

                                    EXHIBIT B

                            PACKAGING SPECIFICATIONS

     Packaging specifications for the first commercially available product covered by this agreement are denotea by the following W.F. Young, Inc. packaging spec. 4's:

Socc. #:               Desciption:
--------               -----------

315130                 PP Pail, 1 gallon, EZ STOP. with metal handle.

315131                 PP Lid, 1 gallon, EZ open hinged, Tamper Evident.

315135                 IIDPE Pail, 2 gallon, EZ STOR with metal handle.

315136                 PP Lid, 2 gallon, EZ open hinged, Tamper Evident.

                                    EXHIBIT C

               NON-EXCLUSIVE RIGHT TO USE RICEX TM Name and Logo.

     Letter from Daniel L. Mc.Peak, Sr., Chairman & CEO, RiceX Company to Harry Hayes, W.P. Young, Inc., dated June 20, 2001 grants such rights and is hereby incorporated into this agreement by reference.

                                    EXHIBIT D

                             PRODUCT SPECIFICATIONS

     The minimum Product Specifications are that the Products will have no more than seven percent (7%) free fatty acid content and that the mold, yeast and aerobic plate count are within industry standard specifications for human consumption.


                                       I9

                                    EXHIBIT E

                LICENSE FOR THE TECHNOLOGY - EXCLUSIVE FOR EQUINE

     Upon the satisfaction of the terms and conditions set forth in Section 9(B) hereof and the payment of the License Fee (as defined below), NutraGlo shall grant W.F. Young a perpetual license to the Technology - exclusive for Equine only. The "License Fee" shall be calculated as follows:

     (a) a one-time payment equal to the greater of $500,000 or the sum of the prior twelve month purchases by W.F. Young of the Products; and
     (b) an on-going royalty payment equal to five percent (5%) of sales from products using the Technology (the "Royalties").

     The Royalties shall be paid on a calendar quarter basis on or before the 15calendar day of the month following the end of the attendant quarter. The payment shall be accompanied by a report setting forth the sales activity by product and the calculation of the Royalties (the "Royalty Report"), NutraGlo shall have the right to audit a Royalty Report for one (1) year after its delivery (the "Audit"). NutraGlo may use an independent certified public accountant (the "Auditors") to conduct an Audit. Prior to its engagement, the Auditors shall execute and deliver a confidentiality and non-disclosure agreement containing usual and customary provisions protecting the W.F. Young. The Auditors shall commence the Audit as soon as practicable and shall complete the Audit and deliver their report to the parties as soon as practicable. The parties shall use their best efforts to fully cooperate with the Auditors in its conduct of the Audit. The Audit Report shall be conclusive and binding upon the parties. provided that the parties may correct the Audit Report during the fifteen (15)-day period following delivery thereof for any error as may be agreed upon by the parties. If the Audit report determines that there is an increase or decrease in the Royalties payable, then the W.F. Young shall pay the NutraGlo the amount of the increase or NutraGlo shall pay the WY. Young the amount of the decrease, as applicable, within fifteen (15) days after delivery of the Audit report. NutraGlo shall pay the Auditors' fees and expenses of the Audit; provided that if the Royalties reports under Audit understated the Royalites payable by more than five percent (5%) in the aggregate, then WY. Young shall pay the Auditors' fees and expenses of the Audit.


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